EXHIBIT 99.2
JOINT FILER INFORMATION

Item	Information
Name:	Royal Bank of Canada

Address:	200 Bay Street Toronto, Ontario Canada M5J 2J5

Date of Event Requiring Statement (Month/Day/Year):	May 15, 2012

Issuer Name and Ticker or Trading Symbol:	Invesco Van Kampen Trust for Investment Grade New York Municipals (VTN)

Relationship of Reporting Person(s) to Issuer:	10% Owner

If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature:	ROYAL BANK OF CANADA By: /s/ Thomas Smee Name: Thomas Smee Title: Senior Vice President Date: 05/24/12 By: /s/ Peggy Dowdall-Logie Name: Peggy Dowdall-Logie Title: Senior Vice President Date: 05/24/12